Exhibit 10.1

STOCK PURCHASE AGREEMENT

by and among

CECEP SOLAR ENERGY HONG KONG CO., LIMITED

SPI CHINA (HK) LIMITED

and

SOLAR POWER, INC.

dated as of

January 15th, 2015

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT, dated as of January 15th, 2015 (this “Agreement”), is made and entered into by and among CECEP SOLAR ENERGY HONG KONG CO., LIMITED, a Hong Kong company having a business address at Room D, 10/F., Tower A, Billion Centre, 1 Wang Kwong Road, Kowloon Bay, Kowloon, Hong Kong (the “Seller”), SPI CHINA (HK) LIMITED, a Hong Kong company having a business address at RM 1702, 17/F, Tung Hip Commercial Building, 248 Des Voeux Rd Central, Hong Kong (the “Purchaser”), and SOLAR POWER, INC., a California corporation having a business address at 201 California Street, Suite 1250, San Francisco, California 94111, which owns 100% of the shares of capital stock of the Purchaser (the “Purchaser Parent” and, together with the Purchaser, each, a “Purchaser Party” and collectively, the “Purchaser Parties”).

WHEREAS, the Seller is the owner of (a) 100% of the issued and outstanding shares of capital stock, par value €1 per share (the “CECEP Lux Shares”), of CECEP Solar Energy (Luxembourg) Private Limited Company (S.a.r.l.), a limited liability company registered in Luxembourg, bearing company registration number B156036 (“CECEP Lux”), which owns more than 70% of the share capital in each of the companies listed on Appendix I attached hereto (collectively, the “CECEP Lux Project Companies”), and (b) a quota representing 100% of the share capital equal to €10,000 (the “Italsolar Shares” and, together with the CECEP Lux Shares, the “Shares”), of Italsolar S.r.l., a limited liability company registered in Italy, bearing company registration number 01190270775 (“Italsolar” and, together with CECEP Lux and the CECEP Lux Project Companies, the “Companies”); and

WHEREAS, upon the terms and subject to the conditions set forth herein, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, all of the Shares.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I
PURCHASE AND SALE OF SHARES

Section 1.1     Purchase and Sales of Shares. Subject to the terms and conditions of this Agreement, at the Closing, the Seller shall sell, transfer, assign, convey and deliver to the Purchaser, and the Purchaser shall purchase from the Seller, the Shares for an aggregate consideration in stock and cash of Twelve Million Five Hundred Thousand Euro (€12,500,000.00) (the “Purchase Price”) consisting of:

(a)     A number of shares of common stock, par value $0.0001 per share, of the Purchaser Parent (“Parent Common Stock”) having an aggregate value of Nine Million Three Hundred and Seventy Five Thousand Euro (€9,375,000.00), corresponding to seventy-five percent (75%) of the Purchase Price, such number of shares (the “Parent Common Shares”) to be determined by taking the average of the closing prices of the Parent Common Stock quoted on the Over the Counter Bulletin Board (OTCBB) (the “Average Price”) during the thirty (30) trading days immediately preceding the date of this Agreement and dividing €9,375,000.00 by such Average Price (using a EUR/USD exchange rate of 1:1.25 and rounding up any fractional shares to the next whole number); and

(b)     Three Million One Hundred and Twenty Five Thousand Euro (€3,125,000.00) in cash, which corresponds to twenty-five percent (25%) of the Purchase Price.

Each of the Shares and the Parent Common Shares shall be free and clear of any and all Encumbrances.

Section 1.2     Loan Assignment. Subject to the payment of the Purchase Price, the Seller agrees to grant, assign, and transfer (or cause CECEP Lux to grant, assign, and transfer) to the Purchaser, and the Purchaser agrees to assume and accept from the Seller (or CECEP Lux, as the case may be), all of the Seller’s (or CECEP Lux’s) right, title, benefit and interest in and to certain outstanding loan amounts due to the Seller and CECEP Lux from the CECEP Lux Project Companies as of the date of this Agreement (the “Loans”) in connection with the relevant loan agreements between the Seller or CECEP Lux, as applicable, and the CECEP Lux Project Companies, which are identified on Schedule 1.2 attached thereto. The Seller hereby acknowledges and agrees to unconditionally and irrevocably release CECEP Lux, the CECEP Lux Project Companies and Italsolar from any liability or claim, in tort or in contract, that the Seller or any affiliate of Seller might have arising out of the Loans to which it is a party.

Section 1.3     Lock-up. The Seller hereby undertakes not to sell, transfer, contribute, convey, assign, nor dispose of, nor pledge or otherwise encumber, by any means whatsoever, either directly or indirectly, for consideration or for free, including by means of transfer of business, merger or other form of amalgamation or corporate restructuring or reorganization, the Parent Common Shares or any of the rights deriving or relating thereto to any person, for a period of three (3) months starting from the date of the Closing, except for any sale or transfer to an affiliate of the Seller, provided that such affiliate of the Seller agrees to the benefit of the Purchaser Parties to be bound by the terms of this lock-up provision and evidence thereof is delivered to the Purchaser Parties prior to the completion of such transfer.

Section 1.4     Purchaser Registration. If the Purchaser Parent proposes to register (including, for this purpose, a registration effected by the Purchaser Parent for shareholders other than the Seller, but excluding any registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act (as defined below) is applicable, or a Registration Statement on Form S-4, S-8 or any successor form thereto or another form not available for registering the shares of Parent Common Shares for sale to the public) any shares of Parent Common Stock under the Securities Act, the Purchaser Parent shall, at such time, promptly give the Seller notice of such registration. Upon the request of the Seller given within twenty (20) days after such notice is given by the Purchaser Parent, and as long as the Seller owns any Parent Common Shares, the Purchaser Parent shall cause to be registered the number of the Parent Common Shares owned by the Seller in proportion (as nearly as practicable) to the number of restricted Shares owned by each holder to be included in such registration. The Purchaser Parent shall have the right to terminate or withdraw any registration initiated by it under this Section before the effective date of such registration, whether or not the Seller has elected to include any Parent Common Shares in such registration. The expenses of any registration effected or withdrawn pursuant to this Section shall be borne by the Purchaser Parent.

Section 1.5     Purchaser Parent Reports. With a view to making available to the Seller the benefits of Rule 144 of the Securities and Exchange Commission (the “SEC”) and any other rule or regulation of the SEC that may at any time permit the Seller to sell the Parent Common Shares to the public without registration or pursuant to a registration on Form S-3, the Purchaser Parent shall:

(a)    make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144;

(b)    use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Purchaser Parent under the the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(c)    so long as the Seller owns any Parent Common Shares, furnish to the Seller forthwith upon request (i) a written statement by the Purchaser Parent that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3; and (ii) such other information as may be reasonably requested in availing the Seller of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form S-3.

ARTICLE II
CLOSING; PAYMENT; DELIVERIES

Section 2.1     The Closing. The consummation of the transactions contemplated hereunder shall take place on the date hereof, remotely via the exchange of documents and signatures with respect to the sale and purchase of the CECEP Lux Shares, and with respect to the sale and purchase of the Italsolar Shares, via the execution of the relevant transfer deeds in respect of the Italsolar Shares before a public notary in Italy, or at such other time and place as soon as reasonably practicable hereafter as the parties hereto shall mutually agree upon in writing (which time(s) and place(s) are each designated as the “Closing”) and in compliance with applicable laws.

Section 2.2     Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver (or cause Purchaser Parent to deliver) to the Seller:

(a)    The Purchase Price by (i) delivery of a copy of the resolutions of the board of directors of the Purchaser Parent evidencing the issuance and allotment of the Parent Common Shares contemplated to be issued and allotted to the Seller under Section 1.1(a), certified by a director of the Purchaser Parent, and (ii) wire transfer in immediately available funds of the cash consideration set forth in Section 1.1(b) to the following bank account of the Seller within seven (7) business days after the Closing date.

Account Name: CECEP SOLAR ENERGY HONG KONG CO., LIMITED

Bank: Bank of China (Hong Kong) Limited

Account Number: 01287592649095

Swift: BKCHHKHHXXX

(b)    A copy of the resolutions of the Board of Directors (or equivalent governing body) of each of the Purchaser Parties authorizing the execution, delivery and performance of this Agreement as well as the transactions contemplated hereunder and a certificate of an officer of each of the Purchaser Parties dated the date hereof to the effect that such resolutions were duly adopted and are in full force and effect.

(c)    Formal stock certificate representing the Parent Common Shares duly endorsed or accompanied by other duly executed instrument in writing shall be provided within ten (10) business days after the Closing date.

(d)    The Purchaser’s counterpart signature to a transfer deed with respect to the sale and purchase of the Italsolar Shares executed before a notary public in Italy or powers of attorney to execute the same, in each case in form and substance reasonably satisfactory to the Purchaser Parties.

Section 2.3     Deliveries by the Seller. At the Closing, the Seller shall deliver (or cause to be delivered) to the Purchaser:

(a)    stock certificates representing the Shares being purchased at the Closing, duly endorsed or accompanied by other duly executed instruments of transfer;

(b)    The Seller’s counterpart signature to a transfer deed with respect to the sale and purchase of the Italsolar Shares executed before a notary public in Italy or powers of attorney to execute the same, in each case in form and substance reasonably satisfactory to the Purchaser Parties.

(c)    A copy of the resolutions of the Board of Directors of the Seller authorizing the execution, delivery and performance of this Agreement as well as the transactions contemplated hereunder and a certificate of a director of the Seller dated as of the date hereof to the effect that such resolutions were duly adopted and are in full force and effect; and

(d)    if requested by either Purchaser Party at least two (2) business days prior to the Closing, duly executed letters of resignations, effective as of the Closing, providing for the resignation of any persons holding the positions of a director or officer of the Companies immediately prior to the Closing, including the acknowledgment that they have no claims against the Companies in substantially the form attached hereto as Schedule 2.3(d).

Section 2.4     Further Action. Each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action, and do or cause to be done all things necessary, proper or advisable under applicable law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated hereby.

Section 2.5     Capital Gains Tax. The Seller acknowledges and agrees that any capital gains tax in connection with the sale of the Shares contemplated hereunder shall be borne by the Seller alone, and the Seller shall fully indemnify the Purchaser Parties if CECEP Lux, Italsolar or any of the CECEP Lux Project Companies is required to pay or withhold any portion of such capital gains tax by any Tax authority due to this transaction.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to the Purchaser Parties as follows as of the date hereof and as of the date of the Closing:

Section 3.1     Organization.

(a)     Each of the Seller and the Companies is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so organized, existing and in good standing or to have such power and authority, or to be so qualified or licensed is not reasonably likely to have a Material Adverse Effect on the Seller or any of the Companies. For purpose of this Article III, the term “Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of this Agreement and any other documents or instruments as contemplated hereunder to be executed by the parties hereto (the “Transaction Documents”), (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of each of the Seller and the Companies, taken individually and as applicable, or (iii) a material adverse effect on the ability of the Seller, CECEP Lux or Italsolar, as applicable, to perform in any material respect on a timely basis its respective obligations under any Transaction Document.

Section 3.2     Authorization; Validity of Agreement.

(a)     The Seller has the requisite corporate power and authority to execute and deliver this Agreement and the Transaction Documents, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Seller of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the board of directors or equivalent governing body of the Seller and no other corporate proceedings on the part of the Seller or the Companies are necessary or desirable to authorize the execution and delivery of this Agreement by the Seller and the consummation of the transactions contemplated hereby. This Agreement and Transaction Documents have been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery of this Agreement and the other Transaction Documents by the Purchaser Parties, are legal, valid, binding and enforceable obligations of the Seller, enforceable against the Seller in accordance with their terms, except to the extent such enforcement may be subject to or limited by (i) bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

Section 3.3     No Violations or Actions; Consents and Approvals.

(a)     Neither the execution and delivery of this Agreement and the other Transaction Documents by the Seller nor the consummation by the Seller of the transactions contemplated hereby will (i) violate any provision of the organizational documents of the Seller or any of the Companies, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any loan or credit agreement, note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which the Seller or any of the Companies is a party or by which any of their respective assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Seller or any of the Companies or any of their respective properties or assets; except in the case of clauses (ii) and (iii) for violations, breaches or defaults which would not reasonably be likely to have a Material Adverse Effect on the Seller or any of the Companies, taken individually.

(b)     No filing or registration with, notification to, or authorization, consent or approval of, any foreign, federal, state, local, municipal, county or other governmental, administrative or regulatory authority, body, agency, court, tribunal, commission or similar entity (including any branch, department or official thereof) (a “Governmental Entity”) is required in connection with the execution and delivery of this Agreement and the other Transaction Documents by the Seller or the consummation by the Seller of the transactions contemplated hereby and thereby, except for such consents, approvals, orders, authorizations, notifications, registrations, declarations and filings the failure of which to be obtained or made which would not reasonably be likely to have a Material Adverse Effect on the Seller or any of the Companies.

(c)     There is no action, suit, inquiry, notice of violation, arbitration, proceeding or investigation pending or, to the knowledge of the Seller, threatened against or affecting the Seller or any of the Companies before any Governmental Entity, arbitral forum or any other competent forum (collectively, “Action”), or any outstanding judgment binding on the Seller or any of the Companies which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the other Transaction Documents or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect on the Seller or any of the Companies.

Section 3.4     Ownership and Possession of Shares. (a)     The Shares and the certificates representing the Shares are now, and at all times prior to their transfer to the Purchaser pursuant to the Closing, were, owned by the Seller, or by a nominee or custodian for the sole and exclusive benefit of the Seller, free and clear of all Encumbrances whatsoever. Other than this Agreement and the Transaction Documents, there are no agreements or commitments obligating CECEP Lux or Italsolar to issue any new shares of such Companies or obligating the Seller to sell any Shares, or to issue or sell any securities convertible into the shares of such Companies. There are no silent participation or other participation rights with respect to the profits of CECEP Lux or Italsolar, no profit participating loans in respect of CECEP Lux or Italsolar and no third party owns any indirect participation in, and there are no trust arrangements with respect to any Shares.

Section 3.5     Good Title Conveyed. The stock certificates, stock powers, endorsements, assignments and other instruments being executed and delivered by the Seller to the Purchaser at or after the Closing are and will be legal, valid and binding obligations of the Seller, enforceable in accordance with their respective terms, and will effectively vest in the Purchaser good, valid and marketable title to all the Shares to be transferred to the Purchaser pursuant to and as contemplated by this Agreement free and clear of all Encumbrances.

Section 3.6     Offshore Offering.

(a)     The Seller was, at the time of the offer of the Parent Common Shares, and is, at the time of execution of this Agreement, located outside the United States.

(b)     The Seller is not a U.S. person.

(c)     The sale and purchase of the Parent Common Shares is not part of a plan or scheme by the Seller to evade the registration requirements of the Securities Act.

(d)     The Seller is acquiring the Parent Common Shares for its own account for investment purposes only and not with the view to, or with any intention of, resale, distribution or other disposition thereof. It does not have any direct or indirect arrangement, or understanding with any other persons to distribute, or regarding the distribution of, the Parent Common Shares in violation of the Securities Act or other applicable laws.

(e)     The Seller acknowledges that all offers and sales of the Parent Common Shares before the end of the “distribution compliance period” (as such term is defined in Regulation S promulgated under the Securities Act) be made only in accordance with Regulation S promulgated the Securities Act, pursuant to registration of the securities under the Securities Act or pursuant to an exemption therefrom.

(f)     The Seller understands that the certificate evidencing the Parent Common Shares will bear a legend or other restriction substantially to the following effect:

“THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NO SALE, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION OF THESE SECURITIES MAY BE MADE UNLESS EITHER (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (B) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

For purposes of this Section 3.6, “United States” and “U.S. person” have the meanings ascribed thereto in Regulation S under the Securities Act.

Section 3.7     Permits; Compliance.

(a)     Each of the Companies has validly and lawfully obtained and is in possession of all licenses, authorizations, concessions, consents, permits (including building and construction permits) and approvals of any Governmental Entity or other competent authority necessary for such Company to own, lease and operate its properties and to carry on its business as it is now being conducted as well as to benefit from the applicable feed-in tariffs or other applicable incentive (the “Permits”). None of the Companies is in conflict with, or in default, breach or violation of any permit, laws or regulations applicable to such Company or by which any property or asset of such Company is bound or affected. Each Permit is in full force and effect. No written notice of any breach, revocation, termination, invalidity, annulment or other limitation, expiry or forfeiture of any Permit, in whole or in part, has been, or to the best knowledge of the Seller, is likely to be provided to any of the Companies. No Permit application has been submitted which awaits determination.

(b)     None of the Companies, their affiliates, or any of their directors, officers, agents, employees or other Persons, including the Seller (collectively, the “Companies’ Affiliates”) acting for or on behalf of the Companies has violated the U.S. Foreign Corrupt Practices Act or any other anti-bribery or anti-corruption laws applicable to the Companies or the Companies’ Affiliates.

Section 3.8     Financial Statements. The financial statements of each Company as provided to the Purchaser Parties have been prepared in accordance with applicable law and with the accounting principles, standards and practices generally accepted for the periods indicated in the relevant jurisdiction (except as may be indicated in the notes thereto) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of each Company as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments). The financial statements of each of the Companies for the last five years have been duly filed with the appropriate regulatory body in the relevant jurisdiction on a timely basis.

Section 3.9     Labor Matters. Except as would not have a Material Adverse Effect, (a) there are no controversies pending or, to the knowledge of the Seller, threatened between any Company and any of its employees; (b) no Company is a party to any collective bargaining agreement or other labour union contract applicable to persons employed by such Company, nor, to the knowledge of the Seller, are there any activities or proceedings of any labour union to organize any such employees; and (c) there is no strike, slowdown, work stoppage or lockout by or with respect to any employees of the Companies.

Section 3.10   Title to Assets. The Companies have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to their business as presently conducted, in each case free and clear of all Encumbrances, except for (i) Encumbrances as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property, (ii) Encumbrances for the payment of federal, state or other taxes the payment of which is neither delinquent nor subject to penalties, and (iii) as set forth in Schedule 3.10 attached hereto.

Section 3.11     Taxes.

(a)     Each Company has filed all material Tax returns and reports required to be filed by it and has paid and discharged, in all material respects, all Taxes required to be paid or discharged in its country of incorporation. For purpose of this Agreement, the term “Tax” means all taxes, howsoever denominated, including but not limited to interest, penalties, fines and other additions to tax that may become payable, imposed by any applicable law, statute, rule or regulation or any tax or administrative authority, including all taxes, withholdings and other charges in respect of income, profits, gains, payroll, sales, use, value added, registration of acts or documents, ad valorem, excise, franchise, social security (or similar), gross receipts, business licenses, occupations, unemployment disability, real or personal property, stamps, transfers, which the Company is required to pay, withhold or collect in any relevant jurisdiction prior to the Closing.

(b)     Each Company has within the time limits prescribed by applicable law (including any applicable extension periods) duly paid all Tax, properly withheld from its employees, agents, contractors and service providers all amounts required to be withheld, filed all returns (including, but not limited to, the corporate income tax, VAT and IRAP returns), given all notices, supplied all other information required to be supplied to any Tax Authority, in each case in all material respects, and all such information was and remains complete and accurate in all material respects and all such returns and notices, as well as all the information contained therein, such as Tax losses and credits, were and remain complete and accurate in all material respects and were made on a proper basis and, to the knowledge of the Seller, no Company is subject of a back duty investigation or other dispute regarding Tax recoverable from any Company or regarding the availability of any relief from Tax to any Company and, to the knowledge of the Seller, there are no facts which are likely to cause such an investigation to be instituted or such a dispute to arise.

(c)     Each Company has properly and sufficiently accounted provisions in the relevant accounts, in compliance with the applicable laws and accounting principles, for correct and timely payment of Taxes accrued as well as for deferred Tax liabilities, in each case in all material respects.

Section 3.12     Grid connection. Each Company has secured all the material grid connection arrangements necessary or desirable for carrying on its business prior to and after Closing and has complied and is in compliance, in all material respects, with all obligations and requirements deriving thereunder. The documentation provided by the Seller to Steve Zha as representative of the Purchaser contains all relevant information and provides a true, correct and complete representation of the existing grid connection arrangements of the Companies. None of the Companies is in breach of any of its material obligation under any material grid connection agreement to which such Company is a party, nor under any applicable Permit, law or regulation (including towards the Italian Customs Agency (Agenzia delle Dogane) in a way that would entitle any governmental entity to revoke or materially reduce the feed-in tariff or other applicable incentive; or otherwise entitle any governmental entity or the grid operator to suspend the grid connection of any plant or to impose any sanction on any Company.

Section 3.13     Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller or any of the Companies.

Section 3.14     No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, neither the Seller nor any other Person makes any other express or implied representation or warranty on behalf of the Seller or any of its affiliates.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER PARTIES

Each of the Purchaser Parties, jointly and severally, represents and warrants to the Seller as follows as of the date hereof and as of the date of the Closing:

Section 4.1       Organization. Each Purchaser Party is a company duly organized, validly existing and in good standing under the laws of its state of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so organized, existing and in good standing or to have such power and authority, or to be so qualified or licensed is not reasonably likely to have a Material Adverse Effect on the Purchaser. The documents provided by the Purchaser to the Seller during the course of the investigation by or on behalf of the Seller into the affairs of the Purchaser Parties contain an accurate, complete and current list of the significant Subsidiaries of the Purchaser Parent. For purpose of this Article IV, the term “Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of this Agreement and the Transaction Documents, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of each of the Purchaser Parties, taken individually and as applicable, or (iii) a material adverse effect on the ability of each of the Purchaser Parties, as applicable, to perform in any material respect on a timely basis its respective obligations under any Transaction Document. For all purposes of this Agreement “significant Subsidiary” or “significant Subsidiaries” shall have the meaning ascribed to such terms under Rule 1-02(w) of Regulation S-X under the Securities Act.

Section 4.2       Authorization; Validity of Agreement. Each Purchaser Party has the requisite corporate power and authority to execute and deliver this Agreement and the Transaction Documents, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each Purchaser Party of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors (or equivalent governing body) of each Purchaser Party, and no other corporate proceedings on the part of such Purchaser Party are necessary to authorize the execution and delivery of this Agreement and the other Transaction Documents by such Purchaser Party and the consummation of the transactions contemplated hereby and thereby. This Agreement and the other Transaction Documents have been duly executed and delivered by each Purchaser Party and, assuming due authorization, execution and delivery of this Agreement and the Transaction Documents by the Seller, are legal, valid, binding and enforceable obligations of such Purchaser Party, enforceable against such Purchaser Party in accordance with their terms, except to the extent such enforcement may be subject to or limited by (i) bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

Section 4.3     No Violations or Actions; Consents and Approvals.

(a)     Neither the execution and delivery of this Agreement and the other Transaction Documents by either Purchaser Party nor the consummation by either Purchaser Party of the transactions contemplated hereby and thereby will (i) violate any provision of the organizational documents of such Purchaser Party, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, license, lease, contract, agreement or other instrument or obligation to which such Purchaser Party or any of its Subsidiaries is a party or by which any of them or any of their assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Purchaser Party, any of its Subsidiaries or any of their properties or assets, except in the case of clauses (ii) and (iii) for violations, breaches or defaults which would not reasonably be likely to have a Material Adverse Effect on the Purchaser Parties.

(b)     No filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity is required in connection with the execution and delivery of this Agreement or the other Transaction Documents by the Purchaser Parties or the consummation by the Purchaser Parties of the transactions contemplated hereby and thereby, except (i) such consents, approvals, orders, authorizations, notifications, registrations, declarations and filings the failure of which to be obtained or made would not reasonably be likely to have a Material Adverse Effect on the Purchaser, (ii) filings required to complete any transaction contemplated under this Agreement and any other Transaction Document and (iii) the required filings and notifications under applicable securities laws.

(c)     There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the other Transaction Documents or the issuance and sale of the Parent Common Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither Purchaser Party nor any Subsidiary thereof, nor any director or officer of the Purchaser Parties, is the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Purchaser, there is not pending or contemplated, any investigation by the SEC involving any Purchaser Party or any current director or officer of any Purchaser Party.

Section 4.4     Issuance of Shares at the Closing. The Parent Common Shares being issued at the Closing to the Seller pursuant to this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser Parent, and will be validly issued, fully paid and nonassessable, free and clear of all Encumbrances, except restrictions on transfer imposed by the Securities Act and state securities laws, and the issuance of such shares is not subject to preemptive or subscription rights of any shareholder of the Purchaser Parent.

Section 4.5     Good Title Conveyed. The stock certificates, stock powers, endorsements, assignments and other instruments being executed and delivered by the Purchaser Parent to the Seller at or after the Closing are and will be legal, valid and binding obligations of the Purchaser Parent, enforceable in accordance with their respective terms, and will effectively vest in the Seller good, valid and marketable title to all the Parent Common Shares to be transferred to the Seller pursuant to and as contemplated by this Agreement free and clear of all Encumbrances.

Section 4.6     Title to Assets. The Purchaser Parent and its Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Purchaser Parent and its Subsidiaries as described in the SEC Reports (as defined below), in each case free and clear of all Encumbrances, except for (i) Encumbrances as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Purchaser Parent and its Subsidiaries, (ii) Encumbrances for the payment of federal, state or other taxes, for which appropriate reserves have been made in accordance with United States generally accepted accounting principles (“GAAP”) and, the payment of which is neither delinquent nor subject to penalties, (iii) as set forth in the SEC Reports and (iv) such exceptions that would not result in any Material Adverse Effect on the Purchaser Parent. Any real property and facilities held under lease by the Purchaser Parent and its significant Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Purchaser Parent and its significant Subsidiaries are in compliance.

Section 4.7     SEC Reports and Financial Statements.

(a)     The Purchaser Parent has filed all forms, reports and documents required to be filed by it with the SEC since January 1, 2011 (collectively, the “SEC Reports”). The SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or Exchange Act, as the case may be, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b)     Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Reports (i) was prepared from the books of account and other financial records of the Purchaser Parent and its Subsidiaries, (ii) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing, (iii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (iv) presented fairly the consolidated financial position of the Purchaser Parent and its consolidated Subsidiaries as at the respective dates thereof and the results of their operations and their cash flows for the respective periods indicated therein except as otherwise noted therein, and in the case of unaudited statements, normal year-end audit adjustments.

Section 4.8       Sarbanes-Oxley; Internal Accounting Controls. Except as set forth in the SEC Reports (as defined below) or any documents incorporated by reference therein, the Purchaser Parent and its significant Subsidiaries are in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof. The Purchaser Parent and its significant Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Purchaser Parent and its significant Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Purchaser Parent and its significant Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Purchaser Parent in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. The Purchaser Parent’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Purchaser Parent and its significant Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Purchaser Parent presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Purchaser Parent and its significant Subsidiaries that have materially affected internal control over financial reporting of the Purchaser Parent and its significant Subsidiaries.

Section 4.9       Listing and Maintenance Requirements. Except as set forth in the SEC Reports, the Purchaser Parent has not received notice from any trading market on which the Parent Common Stock is or has been listed or quoted to the effect that the Purchaser Parent is not in compliance with the listing or maintenance requirements of such trading market.

Section 4.10     Disclosure. Except with respect to the material terms and conditions of the transactions contemplated hereby, each Purchaser Party confirms that neither it nor any other Person acting on its behalf has provided any of the Seller or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the SEC Reports. The Purchaser Parties understand and confirm that the Seller will rely on the representations made by the Purchaser Parties to the Seller or any of its affiliate or advisor in effecting transactions in securities of the Purchaser Parent. All of the disclosure furnished to the Seller regarding the Purchaser Parent and its significant Subsidiaries, their respective businesses and the transactions contemplated hereby, at the time of such disclosure being made, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

Section 4.11     Permits; Compliance. Except for such exceptions which would not reasonably likely to have a Material Adverse Effect on the Purchaser Parties,

(a)     each of the Purchaser Parent and its Subsidiaries has validly and lawfully obtained and is in possession of all Permits; none of the Purchaser Parent and its Subsidiaries is in conflict with, or in default, breach or violation of any permit, laws or regulations applicable to such company or by which any property or asset of such company is bound or affected; each Permit is in full force and effect; no written notice of any breach, revocation, termination, invalidity, annulment or other limitation, expiry or forfeiture of any Permit, in whole or in part, has been, or to the knowledge of the Purchaser, is likely to be provided to any of Purchaser Parent and its Subsidiaries; no Permit application has been submitted which awaits determination; and

(b)     none of the Purchaser Parent and its Subsidiaries, their affiliates, or any of their directors, officers, agents, employees or other Persons (collectively, the “Purchaser Affiliates”) acting for or on behalf of the Purchaser Parent and any of its Subsidiaries has violated the U.S. Foreign Corrupt Practices Act or any other anti-bribery or anti-corruption laws applicable to the Purchaser Parent and its Subsidiaries.

Section 4.12     Labor Relations. The Purchaser Parent and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.13     Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any Purchaser Party.

Section 4.14     Corporate Name. The Purchaser Parties agree not to utilize the word “CECEP” as Corporate Name, thus within thirty (30) days after execution by the Parties of the documents related to the sale and purchase of the CECEP Lux Shares, the Purchaser Parties shall cause CECEP Lux and CECEP Solar Energy Italy S.r.l. to submit the application of corporate names amendments to the competent authorities respectively in Luxembourg and Italy in accordance to the applicable law and regulation.

Section 4.16     No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, neither the Purchaser Parties nor any other Person makes any other express or implied representation or warranty on behalf of the Purchaser or any of its affiliates.

ARTICLE V

INDEMNIFICATION

Section 5.1     Survival of Representations and Warranties. The representations and warranties of the Seller and the Purchaser Parties contained in this Agreement shall survive the Closing until the third anniversary of the Closing; provided, however, that the representations and warranties made pursuant to Sections 3.1, 3.2, 3.4, 3.5, 3.6 and 4.1, 4.2, and 4.4 shall survive indefinitely. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

Section 5.2     Indemnification by the Seller or the Purchaser Parties. Each of the Seller and the Purchaser Parties and their respective affiliates, officers, directors, employees, agents, successors and assigns (each an “Indemnified Party”) shall be indemnified and held harmless by the other party or parties, as the case may be (the “Indemnifying Party”) for and against any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including attorneys’ and consultants’ fees and expenses) actually suffered or incurred by any Indemnified Party (hereinafter a “Loss”), arising out of or resulting from (a) the breach of any representation or warranty made by the Indemnifying Party (it being understood that such representations and warranties shall be interpreted without giving effect to any limitations or qualifications as to “materiality” (including the word “material” or “Material Adverse Effect” set forth therein), or (b) the breach of any covenant or agreement by the Indemnifying Party contained in this Agreement. To the extent that the Indemnifying Party’s undertakings set forth in this Section 5.2 may be unenforceable, the Indemnifying Party shall contribute the maximum amount that it is permitted to contribute under applicable law to the payment and satisfaction of all Losses incurred by the Indemnified Parties. The parties hereto agree and acknowledge that the liability of the Purchaser Parties as Indemnifying Parties for any Losses arising under the provisions of this Section 5.2 shall be joint and several.

ARTICLE VI
MISCELLANEOUS

Section 6.1     Public Announcements. The Purchaser Parties and the Seller shall consult promptly with each other prior to issuing any press release or otherwise making any public statement with respect to this Agreement and the transactions contemplated hereby, shall provide to the other party for review a copy of any such press release or statement, and shall not issue any such press release or make any such public statement prior to such consultation and review, unless required by applicable law or any listing agreement with a securities exchange.

Section 6.2     Non-Disclosure. For a period of two (2) years from the Closing, the parties shall treat as confidential and shall not disclose any confidential information pertaining to this Agreement, its terms and negotiation, the transactions contemplated hereby and the business conducted by the Companies prior to the Closing; provided, however, that nothing in this Section 6.2 will prohibit the disclosure of any such confidential information (a) which is required to be disclosed in connection with any court action or any proceeding before any Governmental Entity, (b) in connection with the enforcement of any of the rights of any party hereto, (c) which is required to be disclosed under the Securities Act or under the rules and regulations of any national securities exchange, or (d) to any party's officers, directors, shareholders, partners, affiliates or representatives.

Section 6.3     Fees and Expenses. All costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

Section 6.4     Amendment; Waiver. This Agreement may be amended, modified or supplemented by the parties hereto, at any time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 6.5     Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter’s confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or (c) the expiration of five (5) business days after the day when mailed in the United States by certified or registered mail, postage prepaid, addressed at the addresses (or at such other address for a party as shall be specified by like notice) set forth in the preamble to this Agreement.

Section 6.6     Certain Definitions. As used in this Agreement:

(a)     The term “affiliate”, as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person.

(b)     The term “Encumbrances” shall mean any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever.

(c)     The term “Person” or “person” shall include individuals, corporations, partnerships, trusts, other entities and groups (which term shall include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).

(d)     The term “Subsidiary” or “Subsidiaries”, with respect to any Person, means any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests the holders of which are generally entitled to more than fifty percent (50%) of the vote for the election of the board of directors or other governing body of such corporation or other legal entity.

(e)     For purpose of this Agreement, the term “to the knowledge of the Purchaser” or any similar expression means any actual knowledge, information, belief and awareness that Steve Zha, representative of the Purchaser, would have had if he had made due and careful enquiries.

Section 6.7     Interpretation. When a reference is made in this Agreement to a section, article, paragraph, clause, annex or exhibit, such reference shall be to a reference to this Agreement unless otherwise clearly indicated to the contrary. The descriptive article and section headings herein are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The meaning assigned to each term used in this Agreement shall be equally applicable to both the singular and the plural forms of such term, and words denoting either gender shall include both genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

Section 6.8     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement.

Section 6.9     Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings (written and oral), between the parties with respect to the subject matter hereof.

Section 6.10   Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 6.11   Specific Performance. Irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached; accordingly, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any domestic and foreign state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 6.12   Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

Section 6.13   Submission to Jurisdiction. Each of the Seller and the Purchaser Parties hereby irrevocably submits in any action, suit or proceeding arising out of this Agreement or any of the transactions contemplated hereby to the exclusive jurisdiction of the United States District Court for the Southern District of New York and the jurisdiction of any court of the State of New York located in the City of New York, Borough of Manhattan. The parties hereto waive any and all objections to the laying of venue of any such litigation in such jurisdiction and agree not to plead or claim in any such litigation that such litigation has been brought in an inconvenient forum.

Section 6.14     Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the transactions contemplated by this AgreemenT. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, (iii) each such party makes this waiver voluntarily and (iv) each such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 6.14.

Section 6.15     Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns and are not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

SELLER:

CECEP SOLAR ENERGY HONG KONG CO., LIMITED

By:	/s/ Cao Huabin
Name: Cao Huabin
Title: Director

PURCHASER:

SPI CHINA (HK) LIMITED

By:	/s/ Xiahou Min
Name: Xiahou Min
Title: Director

PURCHASER PARENT:

SOLAR POWER, INC.

By:	/s/ Xiahou Min
Name: Xiahou Min
Title: Director

[End of Agreement]

[An appendix and schedules have been omitted.]